                                                                  DRAFT 02/24/98

                                1,000,000 SHARES*

                             COWLITZ BANCORPORATION

                                  COMMON STOCK
                               (WITHOUT PAR VALUE)

                                     FORM OF

                             UNDERWRITING AGREEMENT

                                                           _______________, 1998

Black & Company, Inc.
As Representative of the several Underwriters
One S.W. Columbia, Suite 1200
Portland, Oregon 97258

Ladies and Gentlemen:

        Cowlitz Bancorporation, a Washington corporation (the "Company"), proposes to sell an aggregate of 1,000,000 shares (the "Firm Shares") of the Company's common stock, no par value per share (the "Common Stock"), to you and to the several other underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representative (the "Representative"). The Company, along with shareholders, Harry R. Calbom, Jr. and Wallace C. Trotter (Messrs. Calbom and Wallace, are collectively referred to herein as the "Selling Shareholders" and individually as the "Selling Shareholder"), also propose to sell at the Underwriters' option (the "Option") an aggregate of up to 150,000 additional shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(c). The Firm Shares and the Option Shares are referred to collectively herein as the "Shares."

        Each of the Company and the Selling Shareholders confirms as follows its agreement with the Representative and the several other Underwriters.

---------------

* Plus an option to purchase up to an additional 150,000 shares to cover overallotments.

1.      AGREEMENT TO SELL AND PURCHASE.

        (a) On the basis of the representations, warranties and agreements of the parties herein contained and subject to all of the terms and conditions of this Agreement, (i) the Company agrees to sell an aggregate of 1,000,000 shares of Common Stock to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite that Underwriter's name in Schedule I hereto, at the purchase price of $________ for each Firm Share, subject to adjustments in accordance with Section 8 hereof.

        (b) The Underwriters propose to make a public offering of their respective portions of the Shares as soon after the registration statement on Form S-1 (File No. ___________), as amended, has become effective as in the Representative's judgment is advisable.

        (c) Subject to all the terms and conditions of this Agreement, each of the Company and the Selling Shareholders grants the Option to the Underwriters to purchase, severally and not jointly, Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares as follows: (i) the Company grants the Option to purchase up to a maximum of 133,000 Option Shares and (ii) each of the Selling Shareholders grants the Option to purchase up to a maximum of 8,500 Option Shares. The Option may be exercised only to cover overallotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or facsimile notice (the "Option Shares Notice") by the Representative to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for the closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. If the Underwriters exercise the Option in part, the amount of the Option Shares to be purchased by the Underwriters will be first satisfied out of the amount of the Company's 133,000 Option Shares with the balance, if any, out of the Selling Shareholders' aggregate 17,000 Option Shares, in an equal proportion between the two Selling Shareholders. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.

2.      DELIVERY AND PAYMENT.

        (a) Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds by wire transfer to an account designated in writing by the Company for the Shares to be sold by it against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters at such location in New York, New York as may be specified by the Representatives. Such payment and delivery are to be authorized at a closing to take place at the offices of _______________________________________________
at _______ a.m., Portland time, on the fourth business day after the date of this Agreement or at such other time and date not later than four business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

        (b) To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above except that payment to each Selling Shareholder will be by wire transfer to an account designated in writing by such Selling Shareholder) will take place at the



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offices specified above at the time and date (which may be the Closing Date)
specified in the Option Shares Notice.

        (c) Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and such denominations as the Representative shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at 10:00 a.m. on the business day preceding the Closing Date or the Option Closing Date, as the case may be.

        (d) The cost of any original issue tax stamps and any transfer or other taxes in connection with the issuance and delivery of the Firm Shares by the Company and Option Shares by the Company and the Selling Shareholders to the respective Underwriters shall be borne by the Company. The Company will hold each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to, or resulting from any failure or delay by the Company in paying, federal and state stamp and other transfer taxes, if any, that may be payable or determined to be payable in connection with the original issuance, transfer or sale to such Underwriter of the Firm Shares and Option Shares.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS.

        The Company and the Selling Shareholders, jointly and severally, represent, warrant and covenant to each Underwriter that:

        (a) A registration statement on Form S-1 (File No. _________) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, as amended, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to collectively as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (i) the form of prospectus first filed with the Commission pursuant to Rule 424(b), or (ii) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

        (b) The Company has been duly organized and is an active corporation under the laws of the State of Washington, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, and has only one subsidiary, The Cowlitz Bank (the "Bank"), a Washington state chartered bank. The Bank has been duly organized and is validly existing as a state bank under the laws of the State of Washington. The Bank continues to hold a valid certificate



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or license to do business as a state bank in Washington and has full power and authority to conduct its business as such and as described in the Registration Statement.

        (c) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Shares have been duly authorized by all necessary corporate action of the Company and when issued and paid for as contemplated by this Agreement will be validly issued, fully paid and nonassessable, and no preemptive rights of shareholders exist under any statute or otherwise with respect to any of the Shares or the issue and sale thereof. All of the issued shares of capital stock of the Bank have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. No holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company. Except as described in the Prospectus, there are no
(i) outstanding securities or obligations of the Company or the Bank convertible into or exchangeable for or evidencing the right to purchase or subscribe for any capital stock of the Company or the Bank, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Bank any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or the Bank to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

        (d) The information set forth under "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description set forth under "Description of Capital Stock" in the Registration Statement.

        (e) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares or instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. There are no contracts or documents that would be required by the Act or by the Rules and Regulations to be filed as exhibits to the Registration Statement or described in the Registration Statement that have not been so filed or described. The Registration Statement and any amendment thereto do not contain, and through the Closing Date will not contain, any untrue statement of a material fact and do not omit, and through the Closing Date will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto do not contain and will not contain, any untrue statement of material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in the preparation thereof.



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        (f) The consolidated financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company at the indicated dates and for the indicated periods. Such consolidated financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary consolidated financial and statistical data included in the Registration Statement present fairly the information shown therein, and such data have been compiled on a basis consistent with the financial statements of the Company presented therein.

        (g) The Company and the Bank are in compliance in all material respects with all applicable laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Washington Department of Financial Institutions, as the case may be (the "Bank Regulatory Authorities"), the failure to comply with which would have a material adverse effect upon the assets or properties, business prospects, results of operations or financial condition of the Company and the Bank, taken as a whole. Other than the Bank Regulatory Authorities, neither the Company nor the Bank is subject to regulation as a bank holding company or a bank, respectively, by any other governmental authority. Neither the Company nor the Bank is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to an order or directive by, or is a recipient of any extraordinary supervisory letter from any Bank Regulatory Authority, specifically directed at the Company or the Bank, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have the Company and the Bank, been advised in writing by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, specifically directed at the Company or the Bank. The Company and the Bank, and their respective operations, comply in all material respects with all applicable laws and regulations, including, without limitation, those relating to the practice of banking.

        (h) Arthur Andersen (the "Accountants"), who have certified certain of the consolidated financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

        (i) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company or the Selling Shareholders, threatened against the Company or the Bank, before any court or administrative agency or otherwise that if determined adversely to the Company or the Bank would (i) result in a material adverse change in the condition (financial or other), business prospects, net worth, or (ii) prevent the consummation of the transactions contemplated hereby.

        (j) The Company and the Bank have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or the Bank, and any real property and buildings held under lease by the Company or the Bank are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and the Bank.



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        (k) The Company, have filed all federal, state and local income tax returns that have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.

        (l) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, (i) there has not been a material adverse change in or, to the knowledge of the Company, any development involving a prospective change in or affecting, the condition (financial or other), business prospects, net worth or results of operations of the Company, whether or not occurring in the ordinary course of business; (ii) the Company and the Bank, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and (v) there is no transaction that is probable of being entered into by the Company that is material to the Company, except in each case as set forth in the Registration Statement. The Company has no material contingent obligations that are not disclosed in the Company's consolidated financial statements, that are included in the Registration Statement, as it may be amended or supplemented.

        (m) The Company and the Bank are not, and with the giving of notice or lapse of time or both will not be, in violation of or in default under their respective Articles of Incorporation or bylaws. Neither the Company nor the Bank is, or with the giving of notice or lapse of time or both will be, in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which the Company or the Bank is a party or by which they, or any of their properties, are bound and which default is of material significance in respect of the condition (financial or other), business prospects, net worth or results of operations of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or the Bank is a party or by which the Company, the Bank or any of their respective properties are bound, or of the Articles of Incorporation or bylaws of the Company or the Bank or any order, rule or regulation applicable to the Company or the Bank of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

        (n) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby and thereby and to file the Registration Statement, and each has been duly authorized, executed and delivered by the Company, and this Agreement, each constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors' generally, and except to the extent that rights of indemnity or contribution under this Agreement may be limited by federal or state securities laws or the public policies underlying such laws or by general equitable principles. Each approval, consent, order, authorization designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the



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Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

        (o) The Company and the Bank each owns or possesses all material trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by it in connection with its businesses, and neither the Company, the Bank nor any Selling Shareholder has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing.

        (p) There are no material labor disputes with the employees of the Company or the Bank other than as set forth in the Registration Statement.

        (q) Neither the Company nor the Bank is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic material; and the Company and the Bank, have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and each of the Company and the Bank, are in compliance with all terms and conditions of any such permit, license or approval.

        (r) The Company and the Bank are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor the Bank has been refused any insurance coverage sought or applied for; and neither the Company nor the Bank has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth, or results of operations of the Company and the Bank taken as a whole.

        (s) Other than the Company's interest in the Bank and the Bank's interest in the Federal Home Loan Bank of Seattle, neither the Company nor the Bank owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity.

        (t) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act, and were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws; and all offering materials prepared in connection therewith, if any, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (u) The Company and the Bank have not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of its capital stock to facilitate the sale or resale of the Shares.

        (v) The Company is not an investment company within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the Commission thereunder, and this transaction will not cause the Company to become an investment company subject to registration under the 1940 Act.



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        (w) The Company and the Bank maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (x) The Company and the Bank are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or the Bank would have any liability; neither the Company nor the Bank has incurred, or expects to incur, liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or the Bank would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

        (y) Neither the Company nor the Bank has at any time during the last five years (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or
(ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

        (z) Neither the Company, the Bank nor any of their respective officers, directors or affiliates have caused any person, other than the Underwriters, to be entitled to reimbursement or compensation of any kind, including, without limitation, any compensation that would be includable as underwriter compensation under the NASD's Corporate Financing Rule with respect to the offering of the Shares, as a result of the consummation of such offering based on any activity of such person as a finder, agent, broker, investment adviser or other financial service provider.

4.      REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.

        Each Selling Shareholder, severally and not jointly, represents and warrants and covenants to each Underwriter that:

        (a) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

        (b) Such Selling Shareholder has the legal capacity to enter into this Agreement and has the full right, power and authority to perform the transactions contemplated hereby and thereby, and has duly executed and delivered this Agreement. This Agreement constitutes a valid and binding obligation of



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such Selling Shareholder enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws relating to or affecting the rights of creditors' generally, and except to the extent that rights of indemnity or contribution under this Agreement may be limited by federal or state securities laws or the public policies underlying such laws or by general equitable principles. Each approval, consent, order, authorization designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by such Selling Shareholder of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

        (c) Such Selling Shareholder has and will have at Option Closing Date referred good and marketable title to the Option Shares to be sold by such Selling Shareholder hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity other than pursuant to this Agreement; such Selling Shareholder has full right, power and authority to sell, transfer and deliver the Option Shares to be sold by such Selling Shareholder hereunder; and upon delivery of the Option Shares to be sold by such Selling Shareholder hereunder and payment of the purchase price therefor as herein contemplated, each of the Underwriters will receive good and marketable title to its ratable share of the Option Shares purchased by it from such Selling Shareholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity.

        (d) For a period of 180 days from the date hereof, such Selling Shareholder will not, without the prior written consent of the Representative, directly or indirectly, offer to sell, sell, grant any option for the sale of, or otherwise dispose of, any Common Stock of the Company or any securities convertible into or exercisable for Common Stock of the Company owned by such Selling Shareholder or with respect to which such Selling Shareholder has the power of disposition, other than to the Underwriters pursuant to this Agreement.

        (e) Such Selling Shareholder has received and is familiar with the Registration Statement as originally filed with the Commission and the Preliminary Prospectus contained therein and has no knowledge of any material fact, condition or information not disclosed in such Preliminary Prospectus which has adversely affected or could adversely affect the condition, financial or otherwise, or the earnings, business affairs, or business prospects of the Company and the Bank considered as one enterprise; such Selling Shareholder is not prompted to sell the Option Shares to be sold hereunder by any information concerning the Company or the Bank which is not set forth in such Preliminary Prospectus; to the best knowledge of such Selling Shareholder, the representations and warranties of the Company contained in Section 3 hereof are true and correct.

        (f) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        (g) Certificates in negotiable form for all Option Shares to be sold by the Selling Shareholder have been placed in custody with the Company for the purpose of effecting delivery hereunder.



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        (h) The information furnished by or on behalf of the Selling Shareholder for use in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

        (i) Such Selling Shareholder has duly executed and delivered in the form heretofore furnished to the Underwriters a Power of Attorney with Bruce Alexander and Laura Black of Black & Company, as attorneys-in-fact (each, an "Attorney-in Fact"). The Power of Attorney is a valid and binding agreement of the Selling Shareholder. The Attorneys-in-Fact, or either of them, are authorized to execute and deliver this Agreement on behalf of the Selling Shareholder, to determine the Purchase Price to be paid by the Underwriters to the Selling Shareholder, as provided in Section 1 hereof, to authorize the delivery of the Option Shares to be sold by the Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of the Selling Shareholder in connection with this Agreement. All authorizations, approvals and consents necessary for the execution and delivery by the Selling Shareholder of the Power of Attorney have been obtained and are in full force and effect and the Selling Shareholder has the full right, power and authority to enter into such Power of Attorney. The performance of the Power of Attorney will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, trust, will or other material agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound, or assuming compliance with the securities regulation or qualification requirements under applicable state securities or Blue Sky laws, any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property of the Selling Shareholder.

5.      AGREEMENTS OF THE COMPANY.

        The Company agrees with the several Underwriters, and the Selling Shareholders agree, jointly and severally, to use their best effort to cause the Company to perform, as follows:

        (a) The Company will not, either prior to the date on which the Registration Statement is declared effective (the "Effective Date") or thereafter during such period as the Prospectus is required by law to be delivered in connection with sale of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing and the Representative shall not have objected thereto in good faith.

        (b) The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Representative and its counsel promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus, or the Prospectus. If at any time the Commission issues any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representative promptly of all such filings.

        (c) The Company will furnish to the Representative or its counsel, without charge, two signed copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representative, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

        (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

        (e) As soon as practicable after the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that, in the judgment of the Company or counsel to the Underwriters, should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representative may reasonably request.

        (f) Prior to any public offering of the Shares, the Company will cooperate with the Representative and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may reasonably request; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

        (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

        (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the 15th full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months commencing after the Effective Date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

        (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representative, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and the exhibits thereto, each Preliminary Prospectus, Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the photocopying of this Agreement, the Agreement among Underwriters, any Dealer Agreements and any Underwriters' Questionnaires, (iv) printing and furnishing to the Underwriters (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the quotation of the Shares on the Nasdaq National Market, (vi) the fees payable to the NASD relating to any filings required to be made by the Underwriters with the NASD, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and photocopying of preliminary, supplemental and final Blue Sky memoranda, (viii) fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein), (ix) the transfer agent for the Shares, and (x) the Company's meal and travel expenses related to "road show" meetings.

        (j) If this Agreement is terminated by the Company pursuant to any of the provisions hereof (other than pursuant to Section 10 hereof) or if for any reason the Company is unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

        (k) The Company will not at any time, directly or indirectly, take any action designed, or that might reasonably be expected, to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

        (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

        (m) The Company will not, and will cause each of its officers, directors and certain shareholders designated by the Representative to enter into agreements with the Representative to the effect that such officer, director or shareholder, as the case may be, will not, without the prior written consent of the Representative, sell, contract to sell, sell short or otherwise dispose of any shares of Common Stock or other capital stock of the Company or any other securities exchangeable for or convertible into Common Stock for a period of one hundred eighty (180) days after the Effective Date, except (i) directors, officers and shareholders may make bona fide gifts to donees who agree to be bound by such restrictions and (ii) the Company may issue Common Stock or options to purchase Common Stock under the Company's stock option plan and employee stock purchase plan described in the Prospectus.

6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

        The obligations of each Underwriter hereunder are subject to the following conditions:

        (a) Notification that the Registration Statement has become effective shall be received by the Representative not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representative and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and the Shares shall be qualified or registered for sale in such jurisdictions as the Representative shall request, except where the failure to qualify or register Shares would not, in the reasonable judgment of the Representative, have a material adverse effect on its ability to market the Shares.

        (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, except where the failure to qualify or register Shares in such jurisdiction would not, in the reasonable judgment of the Representative, have a material adverse effect on its ability to market the Shares, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative does not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief) to the effect of clauses (i), (ii) and (iii).

        (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or other) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental order or decree, that is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of the Representative any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

        (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, business prospects, properties, management, condition (financial or other) or results of operations of the Company.

        (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

        (f) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Foster Pepper & Shefelman PLLC, counsel for the Company, dated the Closing Date, or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

               (i) The Company has been duly organized and is an active corporation under the laws of the State of Washington; and the Bank, a Washington state chartered bank, has been duly organized and is validly existing as a state bank under the laws of the State of Washington and continues to hold a valid certificate or license to do business as a state bank in Washington and has full power and authority to conduct its business as such and as described in the Registration Statement.

               (ii) Each of the Company and the Bank has corporate power and authority to own or lease its properties and the Company and the Bank have the corporate power to conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

               (iii) The Company has authorized, issued and outstanding capital stock as set forth under the caption "Description of Capital Stock" in the Prospectus; the issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; all offers and sales of the issued and outstanding shares of the Company's Common Stock were at all relevant times exempt from the registration requirements of the Act, and were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws.

               (iv) All of the issued shares of capital stock of the Bank have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (v) The Shares have been duly authorized by all necessary corporate action of the Company and when issued and paid for as contemplated by this Agreement will be validly issued, fully paid and non-assessable; no preemptive rights of shareholders exist under any statute or otherwise with respect to any of the Shares or the issue or sale thereof; the Shares conform to the description thereof contained in the Registration Statement; and the certificates for the Shares comply as to form with the requirements of Washington law.

               (vi) Except as described in the Prospectus, to the knowledge of such counsel there are no (A) outstanding securities or obligations of the Company or the Bank convertible or exchangeable into or evidencing the right to purchase or subscribe for, any shares of capital stock of the Company or the Bank or (B) outstanding or authorized options, warrants or rights of any character obligating the Company or the Bank to issue any shares of its capital stock or any securities convertible into or exchangeable for or evidencing the right to purchase or subscribe for any capital stock of the Company or the Bank, and, except as described in the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

               (vii) The Registration Statement is effective under the Act and no stop order proceedings with respect thereto have been instituted or are pending or, to the knowledge of such counsel, threatened under the Act.

               (viii) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need not express an opinion as to the financial statements and related schedules thereto).

               (ix) There are no contracts or documents known to such counsel which are required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

               (x) The statements under the captions "Risk Factors--Regulation," "Supervision and Regulation" and "Description of Capital Stock" in the Prospectus and in Item _______ of the Registration Statement, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

               (xi) To the knowledge of such counsel, no legal or governmental proceedings are pending to which the Company or the Bank is a party or to which the property of the Company or the Bank is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, to the knowledge of such counsel, no such proceedings have been threatened against the Company or the Bank or with respect to any of their respective properties.

               (xii) The Company and the Bank possess all certificates, authorizations, licenses and permits issued by the appropriate federal or state regulatory authorities necessary to conduct their respective businesses and, to the knowledge of such counsel, neither the Company nor any Bank has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit.

               (xiii) This Agreement has been duly and validly authorized by all necessary corporate action of the Company, and this Agreement has been duly and validly executed and delivered by and on behalf of the Company, and are valid, binding and enforceable agreements of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors' generally, and except to the extent that rights of indemnity or contribution under this Agreement may be limited by federal or state securities laws or the public policies underlying such laws or by general equitable principles.

               (xiv) The issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or Blue Sky laws, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument known to such counsel to which the Company or the Bank is a party or by which the Company, the Bank or any of their respective properties are bound, or the Articles of Incorporation or bylaws of the Company or the Bank, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or the Bank.

               (xv) The Company is not, nor will become, as a result of the consummation of the transactions contemplated by this Agreement and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

        In rendering such opinion, counsel for the Company may rely as to matters governed by the laws of states other than Washington or federal laws on local counsel in such jurisdictions, provided, however, that in each case counsel for the Company shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads it to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A of the Rules and Regulations) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, financial data and statistical information therein), and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, financial data and statistical information therein).

        (g) The Representative shall have received on the Option Closing Date the opinion of __________, counsel for each of Selling Shareholders, dated the Option Closing Date, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

               (i) This Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Shareholder.

               (ii) This Agreement and the Power of Attorney are valid and binding agreements, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors' generally, and except to the extent that rights of indemnity or contribution under this Agreement may be limited by federal or state securities laws or the public policies underlying such laws or by general equitable principles.

               (iii) To the best of their knowledge, the Selling Shareholder has good and marketable title to the Option Shares to be sold by such Selling Shareholder hereunder and full power, right and authority to sell such Shares, and upon the delivery of and payment for the Shares as herein contemplated, each of the Underwriters will receive good and marketable title to the Shares purchased by it from the Selling Shareholder, free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim or equity. In rendering such opinion, counsel may assume that the Underwriters are without notice of any defect in the title of the Selling Shareholder to the Shares being purchased from the Selling Shareholder.

               (iv) To the best of their knowledge, there are no actions, claims, suits, proceedings, orders or investigations pending or, threatened against the Selling Shareholder, or to which the business or any of the properties of the Selling Shareholder is subject, or before or by any governmental department, commission, board, bureau, agency or instrumentality, which seek to restrain, enjoin, prevent consummation of or otherwise challenge this Agreement or any of the transactions contemplated hereby (including, without limitation, the sale and delivery of the Option Shares).

               (v) As of such date that such counsel have no reason to believe that the written information provided by such Selling Shareholder for use in the Prospectus contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, at such Option Closing Date, the information contained under the caption "Principal and Selling Shareholders" in the Prospectus or any amendment or supplement thereto with respect to such Selling Shareholder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (h) The Representative shall have received from Graham & Dunn PC, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (vii) and (viii) of Paragraph (f) of this Section 6 and that the Company is a duly organized and validly existing corporation under the laws of the State of Washington. In rendering such opinion, counsel for the Underwriters may rely as to all matters governed by the laws of states other than the State of Washington or federal laws on the opinion of counsel referred to in Paragraph
(f) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A of the Rules and Regulations) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein).

        (i) The Representative shall have received at or prior to the Closing Date from counsel for the Underwriters a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

        (j) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representative a letter or letters, dated the date of its or their delivery, addressed to the Representative and in form and substance satisfactory to the Representative, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representative a letter or letters, dated the date of its or their delivery, that shall confirm, on the basis of a review in accordance with the procedures set forth in the letter or letters from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date, as the case may be, that would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

        (k) On the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representative an accurate certificate of the Company, dated the date of its delivery, signed by each of the Chief Executive officer, the Chief Financial officer and the Chief Operating Officer of the Company on behalf of the Company, in form and substance satisfactory to the Representative, to the effect that:

               (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus on behalf of the Company. As of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading. In the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

               (ii) Each of the representations and warranties of the Company contained in this Agreement was, when originally made, and is, at the time such certificate is delivered, true and correct in all material respects.

               (iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed, and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

        (l) At the Option Closing Date, the Representative shall have received a certificate of the Selling Shareholder or the Attorney-in-Fact for the Selling Shareholder, dated as of the Option Closing Date, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Option Closing Date and (ii) each Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Option Closing Date.

        (m) On or prior to the Closing Date, and, as to the Option Shares, the Option Closing Date, the Representative shall have received the executed agreements referred to in Section 5(m).

        (n) Prior to the Closing Date, the Shares shall have been duly authorized for quotation on the Nasdaq National Market upon notice of issuance.

        (o) The Company and each Selling Shareholder shall have furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company and each Selling Shareholder herein, as to the performance by the Company and each Selling Shareholder of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representative.

7.      INDEMNIFICATION.

        (a) The Company, and each Selling Shareholder if such Selling Shareholder has sold any Option Shares pursuant to this Agreement, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in light of the circumstances in which they were made, provided, however, that neither the Company nor any Selling Shareholder will be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus, and provided further, however, that the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, charge or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission or alleged omission to state a material fact in the Preliminary Prospectus that is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

        (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative on behalf of such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. The Company acknowledges that the statements set forth in the last paragraph of the outside front cover page of the Prospectus and under the heading "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representative on behalf of the Underwriters expressly for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

        (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify any such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party,
(ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. Any indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

        (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, or the Underwriters, the Company, the Selling Shareholders and the Underwriters, will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company or one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters. The relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the outside front cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, the Selling Shareholders and the Underwriters, with respect to the statements or omissions that resulted in such loss, claim, liability, expenses or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such Offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Representative on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and (ii) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each director and officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its consent (which consent will not be unreasonably withheld).

        (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters or the Company, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

8.      TERMINATION.

        The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date) by notice to the Company from the Representative, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Shares, as the case may be,
(a) trading in any of the equity securities of the Company shall have been suspended by the Commission or by the Nasdaq National Market (b) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (c) a general banking moratorium shall have been declared by either federal or New York State authorities or (d) in the reasonable opinion of the Representative, there is any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis shall have occurred, the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Shares.

9.      SUBSTITUTION OF UNDERWRITERS.

        If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase in the proportions that the number of Firm Shares that they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares that all such nondefaulting Underwriters have so agreed to purchase, or in such other proportions as the Representative may specify; provided, however, that in no event shall the maximum number of Firm Shares that any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this
Section 9 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representative or the Company shall have the right to postpone the Closing but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.     MISCELLANEOUS.

        (a) Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered as follows: (i) if to the Company, at the office of the Company, 927 Commerce, Longview, Washington 98632, Attention: Chief Executive Officer, with a copy to Bernard L. Russell, Foster, Pepper & Shefelman PLLC, 1111 Third Avenue, #3400, Seattle, Washington 98101; (ii) if to the Selling Shareholders ___________________________; or (iii) if to the Underwriters, to the
Representative at the offices of Black & Company, Inc., One S.W. Columbia, Suite 1200, Portland, Oregon 97258, Attention: Corporate Finance Department, with a copy to Stephen M. Klein, Graham & Dunn PC, 1420 Fifth Avenue, 33rd Floor, Seattle, Washington 98101-2390. Any such notice shall be effective only upon receipt. Any notice may be made by telex, telephone or facsimile, but if so made shall be subsequently confirmed in writing.

        (b) This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and of the controlling persons, directors and officers referred to in Section 8, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

        (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and to be performed entirely within such state.

        (d) This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

        (e) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        (f) The Company, the Selling Shareholders and the Underwriters each hereby waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

        Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Underwriters.

                                           Very truly yours,

                                           COWLITZ BANCORP



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                           Harry R. Calbom, Jr.
                                           -------------------------------------

                                           -------------------------------------
                                           Wallace C. Trotter


Confirmed as of the date first above mentioned:

BLACK & COMPANY, INC.

Acting on behalf of itself and as the Representative of the other several Underwriters named in Schedule I hereto.

By:      BLACK & COMPANY, INC.



By:
   -------------------------------------